Exhibit 10.23

FERRELL COMPANIES, INC.1998
INCENTIVE COMPENSATION PLAN

As Amended and Restated effective as of October 11, 2004

1.     PURPOSE. The purposes of the Ferrell Companies, Inc. 1998 Incentive Compensation Plan (the “Plan”) are as follows:

(a)

to allow upper middle and senior level managers of Ferrellgas, Inc. (“FGI”) to participate in the equity growth of Ferrell Companies, Inc. (“FCI”) and, indirectly (through its “subsidiary” holding), in the equity growth of Ferrellgas Partners, L.P. (the “Partnership”) and its subsidiaries (with FCI, FGI, the Partnership and its subsidiaries being collectively referred to herein as “Companies”);

(b)	to generate an increased incentive to contribute to the Partnership’s future success and prosperity and to focus on the value growth of FCI; and

(c)

to focus on profitable Partnership growth and acquisition activities that will enable subordinated Partnership units (“Subordinated Units”) held by FCI to convert to common Partnership units (“Common Units”), to increase the value of all Partnership Units (including both Common and Subordinated Units) and to increase the equity value of FCI, through an increasing Partnership value, a maximization of Partnership distributions, a reduction of FCI debt, and an optimization of share value growth for the FCI shares held by FCI’s employee stock ownership plan (its “ESOP”).

Unless defined in the sentence or paragraph in which they are used, definitions used herein are set forth in Section 9.9 below. The following provisions constitute an amendment, restatement and continuation of the Plan effective as of October 11, 2004.

2.     ADMINISTRATION.

2.1

Administration by Committee. The Plan shall be administered by the FCI Options Committee (comprised of three members of the FCI’s or FGI’s Management Committee, and generally including the CEO and CFO of FGI, as well as the senior personnel manager of FGI) (the “Committee”).

2.2

Authority. Subject to the provisions of the Plan, the Committee shall have the authority to (a) interpret the provisions of the Plan, and prescribe, amend, and rescind rules and procedures relating to the Plan, (b) grant incentives under the Plan, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to Section 9.7, (d) suspend the operation of the Plan (or any portion thereof) pursuant to the provisions of Section 9.8 hereinbelow and (e) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on Companies and all other persons. The Committee shall comply with all applicable law in administering the Plan.

3.    PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall designate from time to time employees of Companies (including, without limitation, employees who are officers and/or directors of any Companies entity) who shall receive incentives under the Plan (“Participants”).

4.     SHARES SUBJECT TO THE PLAN

4.1

Number of Shares Reserved. Subject to adjustment in accordance with Sections 4.2 and 4.3, the aggregate number of shares of FCI common stock (“Common Stock”) available for incentives under the Plan shall be that number of shares of Common Stock equaling 20% of FCI’s outstanding Common Stock shares, on a fully-diluted basis, immediately following the date on which the ESOP has acquired all of the outstanding Common Stock shares.

All shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares. In addition, all of such shares may, but need not, be issued pursuant to the exercise of nonqualified stock options and/or “incentive stock options” (as defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

4.2	Reusage of Shares.

(a)

In the event of the termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any incentive under the Plan, that number of shares of Common Stock that was subject to the incentive but not delivered shall be available again for incentives under the Plan.

(b)

In the event that shares of Common Stock are delivered under the Plan and are thereafter forfeited or reacquired by FCI (whether or not pursuant to rights reserved upon the award thereof), such forfeited or reacquired shares shall be available again for incentives under the Plan.

4.3

Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock (each being an “Adjustment”), the type and number of shares of stock which are or may be subject to incentives under the Plan and the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) shall be equitably adjusted by the Committee, in its sole discretion, to preserve both the value of incentives awarded or to be awarded to Participants under the Plan and the percentage of outstanding Common Stock shares (on a fully-diluted basis) available for incentives under the Plan immediately prior to the date of the Adjustment (taking into account both incentives granted but not yet distributed from the Plan and incentives not yet granted under the Plan).

5.     STOCK OPTIONS.

5.1

 Awards. Subject to the terms and conditions of the Plan, the Committee shall designate the individuals to whom “nonqualified stock options” to purchase shares of Common Stock (“Stock Options”) are to be awarded under the Plan and shall determine the number, and terms of the Stock Options to be awarded to each of them. Unless and until the Committee makes a decision to the contrary, the Participants to whom Stock Options are granted hereunder shall be designated from the following two employee groups:

(i)	field employees who are at or above the “area manager” designation level; and

(ii)

corporate employees who are deemed by the Committee to have a material positive impact on developing and implementing the strategies, systems or processes that support the operations of the Partnership and contribute to the achievement by the Partnership of its financial and operational goals and the maximization of the equity value of FCI.

Stock Options awarded under the Plan will, unless and until the Committee makes a decision to the contrary, be classified as either “Tranche A Options” or “Tranche B Options.” Each Stock Option awarded under the Plan shall be a “nonqualified stock option” for tax purposes.

5.2

 Adjustment of Awards. If a Participant experiences a material change in job status (or other similar compensation measurement as may, from time to time, be utilized by the Committee), the Committee may, in its sole discretion, determine whether any or all of the unvested portion of the Participant’s Stock Option(s) shall be taken from the Participant and returned to FCI. In addition, in the event of a Change in Control, the Committee may, in its sole discretion, determine what adjustments, if any, should be made to (i) Stock Options awarded hereunder and/or (ii) the Plan.

5.3	Time for Exercise. Each Stock Option shall be exercisable in accordance with the following rules:

(a)

Each Stock Option granted prior to September 28, 2004, shall be exercisable only if it is vested (as described in Section 5.4 below) and, then, only to the extent, at the times and until the expiration date(s) described in the following table and the remainder of this Section 5.3(a):

Exercise Event	Percentage of Vested Portion of Tranche A Options Which May be Exercised on Specified Exercise Dates	Percentage of Vested Portion of Tranche B Options Which May be Exercised on Specified Exercise Dates
Full repayment of the "FCI Senior Notes" (as defined in Section 9.9 below) ("Trigger 1")	Up to 25% of the vested portion of
a Participant's Stock Option(s)
may be exercised, upon (and only
upon) the first odd-numbered year
"Exercise Date" (as defined in
Section 9.9 below) next following
such repayment of the FCI Senior
Notes.

Up to 25% of the vested portion of
a Participant's Stock Option(s) may
be exercised, upon (and only upon)
the first even-numbered year
"Exercise Date" next following such
repayment of the FCI Senior Notes.

Full repayment of the "Subordinated Notes" (as defined in Section 9.9 below), and assuming Trigger 1 occurs ("Trigger 2")	An additional 25% of the vested
portion of a Participant's Stock
Option(s) may be exercised, upon
(and only upon) the first
odd-numbered year Exercise Date
next following such repayment of
the Subordinated Notes.

An additional 25% of the vested
portion of a Participant's Stock
Option(s) may be exercised, upon
(and only upon) the first
even-numbered year Exercise Date
next following such repayment of
the Subordinated Notes.

Assuming that both Trigger 1 and Trigger 2 have occurred:	The vested portion of a
Participant's Stock Option(s) may
be exercised up to the following
percentage on the Exercise Date
occurring in each of the following
years:

2009 60%
2011 80%
2013 100%
2015 100%
2017 100%

The vested portion of a
Participant's Stock Option(s) may
be exercised up to the following
percentages on the Exercise Date
occurring in each of the followin
years:

2010 70%
2012 90%
2014 100%
2016 100%
2018 100%

In the event that either or both of Trigger 1 and Trigger 2 has (have) not occurred by 2013 (for Tranche A Options) or 2014 (for Tranche B Options), then (i) 100% of the vested portion of a Participant's Tranche A Option(s) may be exercised on the Exercise Date occurring in each of 2013, 2015 and 2017; and (ii) to up to 100% of the vested portion of a Participant's vested Tranche B Option(s) may be exercised on the Exercise Date occurring in each of 2014, 2016 and 2018.

(b)	Each Stock Option granted on or after September 28, 2004, shall be exercisable only if it is vested (as described in Section 5.4 below) and, then, only to the extent, at the times and until the expiration date(s) established by the Committee and set forth in the stock option agreement evidencing the grant of such Stock Option.

5.4	Vesting. Each Stock Option shall vest in accordance with the following:

(a)	Subject to the provisions of paragraph (c), Tranche A Options and Tranche B Options granted prior to September 28, 2004, shall vest in accordance with the following schedule:

Anniversary of Stock Option Grant Date	Annual Vested Percentage	Cumulative Vested Percentage
1st 2nd 3rd 4th 5th 6th 7th 8th 9th 10th 11th 12th	5% 5% 5% 5% 5% 10% 10% 10% 10% 10% 10% 15%	5% 10% 15% 20% 25% 35% 45% 55% 65% 75% 85% 100%
(b)

  Subject to the provisions of paragraph (c), Stock Options granted on or after September 28, 2004, shall vest in accordance with the vesting schedule established by the Committee and set forth in the stock option agreement evidencing the grant of such Stock Options.

(c)

  Notwithstanding the vesting schedule set forth in the immediately preceding paragraphs or in a Participant’s stock option agreement, as applicable, all Stock Options granted hereunder shall fully vest upon (i) a “Change in Control” of the Partnership or FCI, (ii) the Participant’s death, or “permanent disability” or (iii) the Participant’s retirement from FCI at or after attainment of age 65. A Stock Option, whether or not vested, will be forfeited, no longer exercisable and, if vested, divested if (I) a Participant’s employment with FGI is terminated for gross insubordination (as determined by FGI’s Board of Directors) or (II) the Participant enters a plea of “guilty” or “nolo contendre” to, or is convicted by a court of competent jurisdiction of, a felony.

5.5

 Option Price. The option price per share (“Option Price”) for any Stock Option awarded shall not be less than the “Fair Market Value” of a share of Common Stock on the date the Stock Option is granted. Recipients of Stock Options shall be timely notified no less frequently than twice annually of the Fair Market Value of a share of Common Stock.

5.6

 Manner of Exercise. The vested portion of a Stock Option may be exercised, in whole or in part, once a year on the Exercise Date by notice to FCI specifying the number of whole (not fractional) shares of Common Stock to be purchased. Such notice shall be given at least thirty (30) days prior to the Exercise Date and it shall be accompanied by (or provision shall be made for) (i) payment of the Option Price by a certified or cashiers check or wire transferpayable to the order of the Company on or prior to the Exercise Date; (ii) an executed share transfer restriction agreement (the form of which shall either be attached to the agreement memorializing the Participant’s Stock Option grant or be provided to the Participant prior to the first Exercise Date for the Stock Option); and (iii) such other documents or representations (including, without limitation, representations as to the intention of the Participant or his/her successor to acquire the shares for investment) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the Stock Option.

The vested portion of the Stock Option so granted may be exercised until (and must be exercised on or before) the expiration date specified by the Committee at the time of grant. Subject to the next succeeding sentence, if the Participant becomes no longer employed by a Companies entity prior to the exercise of all of the vested portion of the Participant’s Stock Option(s) (and the Participant is not immediately thereafter employed with another Companies entity), the nonvested portion of the Participant’s Stock Option(s) shall expire, terminate and be forfeited, and the Participant will be permitted to exercise the vested portion of his/her Stock Option(s) during the times set for exercise as described in the table set forth in Section 5.3 above. In such case, the Committee may, in its sole discretion, give the terminated participant one opportunity to exercise all of the vested portion of his/her Stock Option(s) (with the opportunity specifying the early Exercise Date on which such vested portion must be exercised). If the Participant is given such an opportunity and chooses not to exercise all of the remaining vested portion of his/her remaining Stock Option(s) by the early Exercise Date, such vested portion of the Stock Option(s) will immediately expire, terminate and be forfeited as of such date.

5.7

 ESOP Call. All shares acquired bya Participant pursuant to the exercise of a StockOption shall be subject to a “call option” which shall be granted to and may be (a) exercised by the Ferrell Companies, Inc. Employee Stock Ownership Trust (the “Trust”) and (b) assigned by the trustee of the Trust (the “Trustee”) to FCI. Although the call option may generally be exercised by either (i) the Trust or (ii) by the Trust’s assignee, if applicable, it may not be exercised during the first six months following the Exercise Date.

The shares acquired by a Participant pursuant to such exercise may be called by the Trust (or its assignee) at their Fair Market Value as of the date of the call (the “Call Date”) by giving the Participant who acquired the shares notice of the Trust’s (or its assignee’s) intention to call the shares (a “call notice”) at least ten (10) business days prior to the Call Date. As stated in Section 5.5 above, Participants receiving grants of Stock Options shall be notified every six (6) months of the Fair Market Value of a share of Common Stock.

A Participant receiving a call notice shall deliver to the Trustee (or the Trust’s assignee, as applicable) stock certificate(s) for the called shares prior to the Call Date. The Participant’s sale of the called shares shall be deemed to have occurred as of the Call Date, with the purchase price being payable in one lump sum by the Trust (or its assignee) within ninety (90) days of any Call Date not occurring on July 31st or January 31st and within ninety (90) days after the receipt of the ESOP financial advisor’s determination of the Fair Market Value of the called shares as of any July 31st or January 31st Call Date. Notwithstanding the immediately preceding sentence, however, if a Participant’s employment is terminated prior to the Participant’s exercise of all of the vested portion of his/her Stock Option and the Committee gives the Participant one opportunity to exercise such vested portion as of an early Exercise Date, the purchase price to be paid by the Trust (or its assignee) for any early Exercise Date shares acquired pursuant to its call option may be, in the sole discretion of the Committee, payable in the form of a five-year promissory note given by the Trust (or its assignee) (with (i) interest payable at the lowest percentage of libor which equals or exceeds the “Applicable Federal Rate” and (ii) semi-annual equal payments of principal and interest being made during the five-year payment period).

5.8

 Put Option. All shares acquired by a Participant pursuant to the exercise of a Stock Option shall be subject to a “put option” (the “Put Option”) which shall be granted as of the acquisition date to and may be exercised by the Participant or other party receiving such shares (as provided hereunder, the “Other Party”) if, at the time of their receipt, the shares are not readily tradable on an established market, as defined in Section 409(h) of the Code and the Treasury regulations promulgated thereunder. The Put Option shall permit the Participant or Other Party to sell some or all of the shares acquired at their Fair Market Value as of (and only as of) any July 31st or January 31st following the Exercise Date (each being a “Permissible Put Date”). The Put Option may not, however, be exercised during the first six months following the Exercise Date and it may no longer everbe exercised once a call notice (as described in Section 5.7 above) has been sent or delivered by the Company.

Shares acquired pursuant to the exercise of a Participant’s Stock Option may be put by the Participant or Other Party at their Fair Market Value as of a Permissible Put Date by giving the Company notice of the Participant’s (or Other Party’s) intention to put the shares (a “put notice”) at least ten (10) business days prior to the Permissible Put Date. As is stated in Section 5.5 above, Participants receiving grants of Stock Options shall be notified every six (6) months of the Fair Market Value of a share of a share of Common Stock.

In the event the Company receives a put notice, the sale pursuant to the put shall be deemed to have occurred as of the Permissible Put Date referenced in the Put Notice, with the purchase price being payable by the Company (or its assignee) in one lump sum within ninety (90) days after the receipt of the ESOP financial advisor’s determination of the Fair Market Value of the put shares as of the specified Permissible Put Date. Notwithstanding the immediately preceding sentence, however, if a Participant’s employment is terminated prior to the Participant’s exercise of all of the vested portion of his/her Stock Option and the Committee gives the Participant one opportunity to exercise such vested portion as of an early Exercise Date, the purchase price to be paid by the Company (or its assignee) for any early Exercise Date shares acquired pursuant to the Put Option may be, in the sole discretion of the Committee, payable in the form of a five-year promissory note given by the Company (or its assignee) (with (i) interest payable at the lowest percentage of libor which equals or exceeds the “Applicable Federal Rate” and (ii) semi-annual equal payments of principal and interest being made during the five-year payment period).

5.9

 Share Restrictions. The exercise of a Participant’s Stock Option shall be conditioned upon the Participant’s execution of a share transfer restriction agreement (which shall either be attached to the agreement memorializing the Participant’s Stock Option grant or provided to the Participant prior to the first Exercise Date for the Stock Option so granted). Unless and until the Committee makes a decision to the contrary, all shares purchased pursuant to the exercise of Stock Options granted hereunder (i) must be held for at least, and shall be non-transferable during, the six-month period immediately following the Exercise Date; (ii) will be subject to the call option described in Section5.7 above; and (iii) will be subject to the Put Option described in Section 5.8 above.

6.     STOCK APPRECIATION RIGHTS.

6.1

 Grant of SARs. Subject to the terms and conditions of the Plan, the Committee shall designate the employees to whom stock appreciation rights (“SARs”) are to be awarded under the Plan and shall determine the number, type and terms of the SARs to be awarded to each of them. An SAR may be granted in tandem with a Stock Option granted under the Plan, or the SAR may be granted on a free-standing basis. Tandem SARs may be granted either at or after the time of grant of a Stock Option, provided that, in the case of an incentive stock option, a tandem SAR may be granted only at the time of the grant of such Stock Option. The grant price of a tandem SAR shall equal the option price of the related Stock Option and the grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the SAR’s grant date.

6.2

 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A tandem SAR shall terminate and no longer be exercisable upon termination or exercise of the related Stock Option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable.

6.3	Exercise of Free-Standing SARs. Free-standing SARs may be exercised upon such terms and conditions as the Committee, in its sole discretion, determines.

6.4

 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee in its sole discretion; provided, however, that such term shall not exceed the option term in the case of a tandem SAR, or ten years in the case of a free-standing SAR.

6.5	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from Companies in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the “grant price” of the SAR; by

(b)	The number of shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment to be made upon an SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

7.     PERFORMANCE SHARES.

7.1

 Awards. Subject to the terms and conditions of the Plan, the Committee shall designate the employees to whom Performance Shares are to be awarded and determine the number of shares and the terms and conditions of each such award. Subject to the terms of Section 7.3 below and the immediately preceding sentence, each Performance Share shall entitle the Participant to a payment in the form of one share of Common Stock as soon as reasonably practicable following the date on which the specified performance goals and other terms and conditions specified by the Committee are attained (the “Attainment Date”).

7.2

 No Adjustments. Except as otherwise provided by the Committee or in section 4.3 hereof, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any performance period.

7.3

 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a Participant hereunder (with such Fair Market Value being the Fair Market Value most recently determined by the ESOP financial advisor immediately prior to the Attainment Date).

8.    OTHER INCENTIVES. In addition to the incentives described in Sections 5 through 7 above and subject to the terms and conditions of the Plan, the Committee may grant other incentives (“Other Incentives”), payable in cash or in stock, under the Plan as it determines to be in the best interest of Companies.

9.     GENERAL

9.1	Effective Date. The Plan was adopted by the Board of Directors effective as of July 17, 1998.

9.2

 Duration. The Plan shall remain in effect until all incentives granted under the Plan have been satisfied by the issuance of shares of Common Stock, lapse of restrictions or the payment of cash, or have been terminated in accordance with the terms of the Plan or the incentive. Notwithstanding any other provision of the Plan to the contrary, no Stock Option which is intended to be an incentive stock option shall be granted after July 17, 2008 and no incentive stock option shall be exercisable after the expiration of ten (10) years from the date it is granted.

9.3

 Non-transferability of Incentives. No incentive granted under the Plan may be transferred, pledged, or assigned by the employee except by will or the laws of descent and distribution in the event of death, and FCI shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, awards may be exercised only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an award may (but need not) permit the transfer of the award by the Participant solely to members of the Participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

9.4	Compliance with Applicable Law and Withholding.

(a)

The award of any benefit under the Plan may also be made subject to such other provisions as the Committee determines appropriate, including, without limitation, provisions to comply with federal and state securities laws or stock exchange requirements.

(b)

If, at any time, FCI, in its sole discretion, determines that the listing, registration, qualification of any type of incentive, or the shares of Common Stock issuable pursuant thereto, or availability of exemption is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable, the exercise or issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, may be delayed until such listing, registration, qualification, exemption, consent, or approval is effected.

(c)

The Companies’ entities shall have the right to withhold from any award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent permitted by the Committee, to fulfill any tax withholding obligation, a Participant may elect to have any distribution otherwise required to be made under the Plan (or a portion thereof) to be withheld or, where Stock Options are to be exercised, the Participant may use shares received from the exercise of the Stock Option.

9.5

 No Continued Employment. Participation in the Plan will not affect any right any entity of Companies has to terminate the employment of a Participant or give any Participant the right to be retained in the employ of Companies or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of any incentive under the Plan.

9.6

 Treatment as a Stockholder. No incentive granted to a Participant under the Plan shall create any rights in such Participant as a stockholder of FCI until shares of Common Stock related to the incentive are registered in the name of the Participant.

9.7

 Amendment or Discontinuation of the Plan. The Board of Directors may amend, suspend, or discontinue the Plan at any time; provided, however, that (a) the Committee may amend or suspend the Plan to avoid the occurrence of any of the events/circumstances described in Clauses (i) thru (iii) in Section 9.8 below; and (b), other than such an amendment or suspension by the Committee, no amendment, suspension or discontinuance shall adversely affect any outstanding benefit and if any law, agreement or exchange on which Common Stock is traded requires stockholder approval for an amendment to become effective, no such amendment shall become effective unless approved by vote of FCI’s stockholders.

9.8

 Limitations on Applicability. No Plan provision shall be applicable if its application would (i) cause a default under the terms of an extension of credit made to any Companies’ entity, or (ii) have an effect on the ability of the Partnership to make any “Restricted Payment,” or (iii) cause a material change in FCI’s Federal, state or local corporate or tax status. In addition to the powers reserved to the Committee in Section 2.2 above, the Committee shall have complete discretion to administer the Plan in such a way as will prevent the occurrence of any such default, inability to make a Restricted Payment or change in corporate tax status.

9.9	Definitions.

(a)	Change in Control. The term “Change in Control” shall be defined as

(1)	any merger or consolidation of FCI in which such entity is not the survivor,

(2)	any sale of all or substantially all of the Common Stock of FCI by the Trust,

(3)	a sale of all or substantially all of the Common Stock of FGI,

(4)	a replacement of FGI as the General Partner of the Partnership, or

(5)	a public sale of a “material” amount of FCI’s equity (with materiality being determined by the Committee, but with a material amount of such equity being at least 51% thereof).

(b)

Exercise Date. The term “Exercise Date” refers to the 31st day of January (i.e., January 31st) of each year in which a Stock Option may be exercised (with each such year being an odd-numbered year for Tranche A Options and an even-numbered year for Tranche B Options).

(c)

Fair Market Value. Except as otherwise determined by the Committee, the “Fair Market Value” of a share of Common Stock as of any date shall equal the value of such a share most recently determined for the ESOP by its independent financial advisor to the ESOP (assuming no material change in such value since the date as of which such determination was made); provided, however, that the “Fair Market Value” of a share of Common Stock as of any July 31st or January 31st shall equal the value of such a share, as of such date, as determined by such independent financial advisor .

(d)

FCI Senior Notes. The term “FCI Senior Notes” means the Series A Notes, the Series B Notes and the Series C Loans issued pursuant to the Master Agreement dated July 15, 1998 among FCI, the initial purchasers of the Series A Notes, the initial purchasers of the Series B Notes, the Series C Lenders referred therein and U.S. Bank National Association, as collateral agent (the “Master Agreement”).

(e)	Master Agreement. The term “Master Agreement” shall have the meaning set forth in Section 9.9(d) above.

(f)

Permanent Disability. The term “permanent disability” means any mental or physical condition which entitles the referenced Participant to disability benefits under the long-term disability plans of the Participant’s employer.

(g)

Restricted Payment. The term “Restricted Payment” of the Partnership or its subsidiaries means, as applicable, a “Restricted Payment” as defined in the debt documents of either the Partnership or its subsidiaries.

(h)	Subordinated Notes. The term “Subordinated Notes” means any promissory note(s) constituting “Subordinated Debt” (as said term is defined in the Master Agreement).

(i)	Subsidiary. The term “subsidiary” means any business, whether or not incorporated, in which FCI has a direct or indirect ownership interest.